UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                     FORM 10

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
    Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934


                           ORGANIC SPICE IMPORTS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                             45-1545032
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

      7910 Ivanhoe Ave. #414
       La Jolla, California                                        92010
(Address of principal executive offices)                         (Zip code)

       Registrant's telephone number, including area code: (858) 459-1133

       Registrant's facsimile number, including area code: (858) 459-1103

        Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

        Securities to be registered pursuant to Section 12(g) of the Act:

                        Common Stock - $0.0001 Par Value

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a smaller reporting company.

Large accelerated filer [ ]                        Accelerated filer [ ]

Non-accelerated filer [ ]                          Smaller reporting company [X]

ITEM 1. DESCRIPTION OF BUSINESS

BACKGROUND OF THE ISSUER AND ITS PREDECESSOR

     Organic Spice Imports, Inc. ("the Company" or "the Issuer") was organized under the laws of the State of Delaware on December 30, 2010 as part of the implementation of the Chapter 11 plan of reorganization of Spicy Gourmet Organics, Inc. ("SGO"), a California corporation.

     SGO was incorporated in the State of California in 2006 and was formed to import specialty, organic spices from South Asia and sell them in the United States. SGO was under capitalized and sales of its spice products were slow to develop, possibly due to the current recession. As a result SGO lacked sufficient cash flow to meet its current obligations and on October 1, 2010 SGO filed a voluntary petition for bankruptcy under Chapter 11 in the U.S. Bankruptcy Court for the Central District of California. SGO's plan of reorganization was confirmed by the Court on November 19, 2010.

     The plan of reorganization provided, among other things, for the spin off of SGO's importing business to the Issuer, the incorporation of the Issuer, and the distribution of shares in the Issuer to the bankruptcy creditors. The plan required the Issuer to issue 1,180,000 shares of its common stock and distribute these to SGO's general unsecured creditors, to its administrative creditors, and to its shareholder. The shares were distributed pursuant to section 1145 of the U.S. Bankruptcy Code. As stated in the Plan of Reorganization ordered by the Court, these shares were issued "to enhance the distribution to creditors," i.e. to enhance their opportunity to recover the losses they sustained in the SGO bankruptcy. To this end, SGO, by and through its President, agreed "to use its best efforts to have the shares... publicly traded on the Over-The-Counter market in order to provide an opportunity for liquidity to the creditors" (from the Court approved "Disclosure Statement" describing the Plan of Reorganization). The present filing is a result of this commitment.

DESCRIPTION OF CURRENT BUSINESS

     The Company's three directors have determined that the Company lacks the resources to properly develop the business of importing spices. Therefore, the Company's three directors have determined to seek a joint venture, a merger, or some other business combination with a larger, better capitalized entity which will accomplish the plan of "enhanc[ing] the distribution to creditors." The Company has inherited relationships with spice exporters in Asia from SGO and hopes to capitalize upon these relationships. One of our directors is the former President of SGO, Dinesh Perera, and he remains in contact with various spice producers. However, the Company need not limit itself to the spice importing business. Our primary purpose at this time, described more fully below, is to "enhance the distribution to creditors" by negotiating a business agreement or combination with a larger entity which will bring greater value to our shareholders. As of the date hereof, we have not identified any potential merger or acquisition partner.

     The Company's three directors believe that a potential merger or acquisition target will be a business which seeks the benefits of our shareholder base or status as a reporting issuer. The Company's directors will not restrict its search to any specific industry or geographical location. The Company's directors anticipate that the Company may be able to participate in only one potential business venture because a business partner might require exclusivity. This lack of diversification should be considered a substantial risk to our shareholders because it will not permit us to offset potential losses from one venture against gains from another.

     We may seek a business opportunity with entities which have recently commenced operations, or which wish to expand into new products or markets, to develop a new product, or to utilize the public marketplace in order to raise additional capital. This discussion of the proposed business is purposefully general and is not meant to be restrictive of our discretion to search for and enter into potential business opportunities.

     We anticipate that the selection of a business opportunity in which to participate will be complex and extremely risky due to general economic conditions, rapid changes in the business environment, and shortages of available capital. The Company's three directors believe that there are numerous firms seeking the benefits of an issuer who has complied with the 1934 Act, but this is by no means certain.

     It is our present intent to continue to comply with all of the reporting requirements under the 1934 Act. Two of the Company's directors, Ali Balaban and Daniel Masters, have agreed to provide the necessary funds, without interest, for the Company to comply with the 1934 Act reporting requirements, provided that they are officers and directors of the Company when the obligation is incurred. These officers have not, as of the date hereof, set a maximum dollar amount that they are willing to provide to the Company.

     It is anticipated that we will incur nominal expenses in the implementation of the business plan described herein. Because we have limited capital with which to pay these anticipated expenses, Mr. Balaban and Mr. Masters will pay these charges with their personal funds, as interest free loans to the Company or as capital contributions. However, if loans, the only opportunity which they have for repayment of these loans will be from a prospective merger or acquisition candidate.

ACQUISITION OF OPPORTUNITIES

     The three directors of the Company will seek out business combination opportunities through their personal business contacts. Our President, Ali Balaban, is a Turkish businessman with 11 years of experience in the importation and sale of various consumer goods. Our Secretary, Daniel Masters, is a business attorney with a background in investment banking and corporate finance. Our third director, Dinesh Perera, is the former president of SGO and maintains many contacts in the areas of spice production, importing and exporting, and sales.

     In implementing a structure for a particular business venture, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also acquire stock or assets of an existing business. On the consummation of an agreement, it is probable that the present officers and directors and the shareholders of the Company will no longer be in control of the Company. In addition, and especially if there is a business combination, our three directors may, as part of the terms of the acquisition or merger, resign and be replaced by new directors without a vote of our shareholders or may sell their stock in the Company.

     It is anticipated that any securities issued by our Company in any such reorganization would be issued in reliance upon an exemption from registration under applicable federal and state securities laws. It is anticipated that it will also be a method of taking a private company public known as a "back door" 1934 Act registration procedure.

     We will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of verifying revenue and bearing costs, including costs associated with the Company's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

     It is our present intent that we will not submit a potential merger, acquisition, or similar reorganization to our shareholders for approval. We are incorporated under the laws of Delaware and Delaware's General Corporation Law,
Section 228, provides that "...any action required by this chapter to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted..." Delaware's General Corporation Law, Section 228, also provides that "Prompt notice of the taking of the corporate action without a meeting... shall be given to those stockholders or members who have not consented in writing..."

     Our President, Ali Balaban, owns 53.7% of our issued and outstanding shares of stock; thus his written consent to a potential merger or acquisition constitutes more than the minimum number of votes necessary to authorize such a reorganization under Delaware law. Prompt notice of any such action will be filed with the Securities and Exchange Commission on Form 8-K and also on Forms PREM14C and DEFM14C and copies of these filings will be sent by first class mail, postage pre-paid, to each of our shareholders.

     Our present intent is that we will not enter into a business combination agreement with an entity which cannot provide independent audited financial statements at the time of closing of the proposed transaction and supply other information that is normally disclosed in filings with the Securities and Exchange Commission. We are subject to all of the reporting requirements included in the 1934 Act. These rules are intended to protect investors by deterring fraud and abuse in the securities markets through the use of shell companies. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K. In addition, in the filing of the Form 8-K that we file to report an event that causes us to cease being a shell company, we are required to include that information that is normally reported by a company in its original Form 10.

     We do not intend to hire an investment banker, a business broker, or a similar professional specializing in business acquisitions. Once a potential acquisition has been identified we do intend to hire an attorney experienced in business acquisitions to prepare or review the merger or acquisition agreements and documents. Because we have little capital with which to pay legal fees our President, Ali Balaban, and our Secretary, Daniel Masters, have agreed to pay these fees with personal funds, as an interest free loan to the Company or as a capital contribution. However, this is a voluntary agreement; neither Mr. Balaban nor Mr. Masters is contractually obligated to pay this expense.

ACCOUNTING IN THE EVENT OF A BUSINESS COMBINATION

     Future business combinations will be recorded in accordance with the FASB Accounting Standards Codification 805 (ASC 805).

     We have been informed that most business combinations will be accounted for as a reverse acquisition with us being the surviving registrant. As a result of any business combination, if the acquired entity's shareholders will exercise control over us, the transaction will be deemed to be a capital transaction where we are treated as a non-business entity. Therefore, the accounting for the business combination is identical to that resulting from a reverse merger, except no goodwill or other intangible assets will be recorded. For accounting purposes, the acquired entity will be treated as the accounting acquirer and, accordingly, will be presented as the continuing entity.

REPORTING ISSUER STATUS

     The Company chose to become a reporting company on a voluntary basis because one attraction of the Company as a merger partner will be its status as a public company. In addition, we became a reporting company to enhance investor protection and to provide information if a trading market commences. Only those companies that report their current financial information to the Securities and Exchange Commission, banking, or insurance regulators are permitted to be quoted on the OTC Bulletin Board System.

     Based upon our proposed future business activities, it is possible that we may be deemed a "blank check" company (see "Risk Factors"). The Securities and Exchange Commission definition of such a company is a development stage company that has no specific business plan or purpose, or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person, and is issuing "penny stock."

     A "penny stock" security is any equity security other than a security (i) that is a reported security (ii) that is issued by an investment company (iii) that is a put or call issued by the Option Clearing Corporation (iv) that has a price of $5.00 or more (except for purposes of Rule 419 of the Securities Act of 1933, as amended) (v) that is registered on a national securities exchange (vi) that is authorized for quotation on the NASDAQ Stock Market, unless other provisions of the defining rule are not satisfied, or (vii) that is issued by an issuer with (a) net tangible assets in excess of $2,000,000, if in continuous operation for more than three years or $5,000,000 if in operation for less than three years or (b) average revenue of at least $6,000,000 for the last three years.

     Our stock will likely be deemed a "penny stock."

ITEM 1A. RISK FACTORS

     Our business is subject to numerous risk factors, including the following:

1.   We have no operating history and no revenues or earnings from operations.

     We have no assets. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in us incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business entity. There is no assurance that we can identify such a business entity and consummate such an agreement or combination.

2.   We may not be able to continue to operate as a going concern.

     Our auditor has expressed the opinion that we may not be able to continue as a going concern. His opinion letter and the notation in the financial statements indicate that we do not have revenues, significant cash reserves, or other material assets and that we are relying on advances from stockholders, officers and directors to meet our limited operating expenses. We may become insolvent if we are unable to pay our debts in the ordinary course of business as they become due.

3.   Our proposed plan of operation is speculative.

          The success of our proposed plan of operation will depend to a great extent on the operations, financial condition and management of the business opportunity which we identify, if any is identified. While our three directors intend to seek business agreement(s) or combination(s) with entities having established operating histories, there can be no assurance that we will be successful in locating candidates meeting such criteria. In the event we complete a business agreement or combination, of which there can be no assurance, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

4.   We face intense competition for business combination opportunities.

     We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies that may be our desirable target candidates. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than we have and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete in seeking merger or acquisition candidates with numerous other small public companies.

5. We have no agreements for a business combination or licensing transaction and have established no standards for such transactions.

     We have no arrangement, agreement or understanding with respect to entering into an agreement or engaging in a merger with, joint venture with or acquisition of, a private or public entity. There can be no assurance that we will be successful in identifying and evaluating suitable business opportunities or in concluding a business transaction. Our three directors have not identified any particular business for our evaluation. There is no assurance that we will be able to negotiate a business combination on terms favorable to us. We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which we will require a target business opportunity to have achieved, and without which we would not consider a business transaction in any form with such business opportunity. Accordingly, we may enter into a business agreement or a business combination with a business having no significant operating history, losses, limited potential or no potential for earnings, limited assets, negative net worth or other negative characteristics.

6. Our success is dependent on our officers and directors who have other full time employment, have limited experience, and will only devote limited time (part time) to working for the Company, all of which makes our future even more uncertain.

     Ali Balaban is the President and a director of the Issuer, Daniel Masters is the Secretary and Treasurer and a director of the Issuer, and Dinesh Perera is a director of the Issuer. These are the only offices and directors of the Company. All three will serve without pay while maintaining other employment. As of the date hereof, each is devoting no more than one hour per week to the affairs of the Company, however, each expects to spend from one to five hours per week on the affairs of the Company and the search for a suitable merger or joint venture partner after the effectiveness of this registration statement. Notwithstanding the limited availability of our directors, loss of the services of any director could adversely affect development of our business and its likelihood of continuing in operation.

7. Our officers and directors have limited experience in mergers and acquisitions, which makes our ability to complete a successful merger or acquisition more uncertain.

     Although our President, Ali Balaban, has experience in business management including acquisition management, and our Secretary/Treasurer, Daniel Masters, has experience in legal review of mergers and acquisitions, both have only limited experience in negotiating mergers, acquisitions or joint ventures; and our third director, Dinesh Perera, has no experience whatsoever in mergers and acquisitions. This lack of extensive experience makes our ability to complete a successful merger or acquisition more uncertain.

8. Our two officers may have a conflict of interest in selecting a merger or acquisition target because of loans they may make to our Company.

     As noted above, the Company's two officers have agreed that they will pay the Company's anticipated operating expenses with their personal funds, making interest free loans to the Company or capital contributions. If they make interest free loans to the Company, the only opportunity they will have for repayment of these loans will be from a prospective merger or acquisition candidate. This may result in a conflict of interest in selecting a merger candidate as the officers may prefer a candidate which will repay their loans over one which will not.

9. The reporting requirements under federal securities law may delay or prevent us from making certain acquisitions.

     Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, (the "1934 Act"), require companies subject thereto to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

     In addition to the audited financial statements, in the filing of the Form 8-K that we file to report an event that causes us to cease being a shell company, we will be required to include that information that is normally reported by a company in a Form 10. The time and additional costs that may be incurred by some target entities to prepare and disclose such information may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company.

10. An acquisition could create a situation wherein we would be required to register under The Investment Company Act of 1940 and thus be required to incur substantial additional costs and expenses.

     Although we will be subject to regulation under the 1934 Act, our three directors believe the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as we will not be engaged in the business of investing or trading in securities. In the event we engage in a business combination that results in us holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act of 1940. In such event, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the Securities and Exchange Commission as to the status of our Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject us to material adverse consequences.

11. A merger, acquisition, or similar agreement would most likely be exclusive, resulting in a lack of diversification.

     Our three directors anticipate that the Company may be able to participate in only one potential business venture because a business partner might require exclusivity. This lack of diversification should be considered a substantial risk to our shareholders because it will not permit us to offset potential losses from one venture against gains from another.

12. Our three directors most likely will not remain after we complete a business combination or will have little power to influence the direction of business development.

     A business combination will, in all likelihood, result in management of the acquired business determining the timing and funding of our development. Our officers and directors will have little to do except monitor business activity, if they remain in management at all. A business combination involving the issuance of our Common Stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in us. Any such business combination may require our three directors to sell or transfer all or a portion of the Company's Common Stock held by them, and/or resign as members of the Board of Directors. The resulting change in our control could result in removal of one or both present officers and directors and a corresponding reduction in or elimination of their participation in our future affairs.

13. If we do any business combination, each shareholder will most likely hold a substantially lesser percentage ownership in the Company.

     If we enter a business combination with a private concern, that, in all likelihood, would result in the Company issuing securities to shareholders of any such private company. The issuance of our previously authorized and unissued stock would result in reduction in percentage of shares owned by our present and prospective shareholders and may result in a change in our control or in our management.

14. As a shell company, we face substantial additional adverse business and legal consequences if we enter a business combination.

     We may enter into a business combination with an entity that desires to establish a public trading market for its shares. A business opportunity may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with us. Such consequences may include, but are not limited to, time delays of the registration process, significant expenses to be incurred in such an offering, conditions and restrictions imposed by underwriters, and the costs to comply with various state ("Blue Sky") securities laws.

     On June 29, 2005, the Securities and Exchange Commission adopted final rules amending the Form S-8 and the Form 8-K for shell companies like us. The amendments expand the definition of a shell company to be broader than a company with no or nominal operations/assets or assets consisting of cash and cash equivalents. The amendments prohibit the use of a Form S-8 (a form used by a corporation to register securities issued to an employee, director, officer, consultant or advisor), under certain circumstances, and revise the Form 8-K to require a shell company to include current Form 10 information, including audited financial statements, in the filing on Form 8-K that the shell company files to report the acquisition of the business opportunity. This initial filing must be made within four days of the acquisition and the Form 8-K filing may be reviewed by the Securities and Exchange Commission. The prospects of certain disclosures, or the lack of the ability to issue securities using a Form S-8, or the requirement of audited financial statements, or the unwillingness to assume the significant costs of compliance, may make an otherwise appropriate acquisition target unwilling to enter a business combination with us.

15. The requirement of audited financial statements may disqualify some business opportunities seeking a business combination with us.

     Our officers and directors believe that any potential business combination opportunity must provide audited financial statements for review, for the protection of all parties to the business combination. One or more attractive business opportunities may choose to forego the possibility of a business combination with us, rather than incur the expenses associated with preparing audited financial statements.

16. One of our officers is also our principal shareholder and he will be able to approve all corporate actions without shareholder consent and will control our Company.

     Our principal shareholder, Ali Balaban, currently owns approximately 53.7% of our Common Stock. Because of this, he will have the controlling vote in all matters requiring approval by our shareholders, but not requiring the approval of the minority shareholders. In addition, he is now the Company's President and one of its three directors. Because he is the majority shareholder, he will be able to elect all of the members of our board of directors, allowing him to exercise significant control of our affairs and management. In addition, he may transact corporate business requiring shareholder approval, including approval of the acquisition of, or merger with, an operating company, by written consent, without soliciting the votes of other shareholders.

17. Our Common Stock may never be publicly traded and holders may have no ability to sell their shares.

     There is no established public trading market for our shares of Common Stock, and there is no assurance that our Common Stock will be accepted for listing on the OTC Bulletin Board or in any other trading system in the future.

     There can be no assurance that a market for our Common Stock will be established or that, if established, a market will be sustained. Therefore, if you purchase our Common Stock you may be unable to sell the shares. Accordingly, you should be able to bear the financial risk of losing your entire investment.

     Only market makers can apply to quote securities. A market maker who desires to initiate quotations in the OTC Bulletin Board system must complete an application (Form 211) (unless an exemption is applicable) and by doing so, will have to represent that it has satisfied all applicable requirements of the Securities and Exchange Commission Rule 15c2-11 and the filing and information requirements promulgated under the Financial Industry Regulatory Authority ("Finra") Bylaws. The OTC Bulletin Board will not charge us a fee for being quoted on the service. Finra rules prohibit market makers from accepting any remuneration in return for quoting issuers' securities on the OTC Bulletin Board or any similar medium. Finra will review the market maker's application (unless an exemption is applicable). If cleared, it cannot be assumed by any investor that any federal, state or self-regulatory requirements other than certain Finra rules and Rule 15c2-11 have been considered by Finra. Furthermore, the clearance should not be construed by any investor as indicating that Finra, the Securities and Exchange Commission, or any state securities commission has passed upon the accuracy or adequacy of the documents contained in the submission.

     The OTC Bulletin Board is a market maker or dealer-driven system offering quotation and trading reporting capabilities - a regulated quotation service - that displays real-time quotes, last-sale prices, and volume information in OTC equity securities. The OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting market makers or dealers in stocks.

18. If our Common Stock does not meet blue sky resale requirements, certain shareholders may be unable to resell our Common Stock.

     The resale of Common Stock must meet the blue sky resale requirements in the states in which the proposed purchasers reside. If we are unable to qualify the Common Stock and there is no exemption from qualification in certain states, the holders of the Common Stock or the purchasers of the Common Stock may be unable to sell them.

19. Our shareholders may face significant restrictions on the resale of our Common Stock due to state "blue sky" laws or if we are determined to be a "blank check" company.

     There are state regulations that may adversely affect the transferability of our Common Stock. We have not registered our Common Stock for resale under the securities or "blue sky" laws of any state. We may seek qualification or advise our shareholders of the availability of an exemption. We are under no obligation to register or qualify our Common Stock in any state or to advise the shareholders of any exemptions.

     Current shareholders, and persons who desire to purchase the Common Stock in any trading market that may develop in the future, should be aware that there might be significant state restrictions upon the ability of new investors to purchase the Common Stock.

     Blue sky laws, regulations, orders, or interpretations place limitations on offerings or sales of securities by "blank check" companies or in "blind-pool" offerings, or if such securities represent "cheap stock" previously issued to promoters or others. Our majority shareholder, because he received stock at a price of $.0001 for each share, may be deemed to hold "cheap stock." These limitations typically provide, in the form of one or more of the following limitations, that such securities are:

     (a) Not eligible for sale under exemption provisions permitting sales without registration to accredited investors or qualified purchasers;

     (b) Not eligible for the transaction exemption from registration for non-issuer transactions by a registered broker-dealer;

     (c) Not eligible for registration under the simplified small corporate offering registration (SCOR) form available in many states;

     (d) Not eligible for the "solicitations of interest" exception to securities registration requirements available in many states;

     (e) Not permitted to be registered or exempted from registration, and thus not permitted to be sold in the state under any circumstances.

     Virtually all 50 states have adopted one or more of these limitations, or other limitations or restrictions affecting the sale or resale of stock of blank check companies or securities sold in "blind pool" offerings or "cheap stock" issued to promoters or others. Specific limitations on such offerings have been adopted in:

          Alaska             Nevada              Tennessee
          Arkansas           New Mexico          Texas
          California         Ohio                Utah
          Delaware           Oklahoma            Vermont
          Florida            Oregon              Washington
          Georgia            Pennsylvania
          Idaho              Rhode Island
          Indiana            South Carolina
          Nebraska           South Dakota

     Any secondary trading market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or where the shares have been registered.

     We do not have any legal opinions as it relates to whether we are a blind pool or blank-check company. The Securities and Exchange Commission have adopted a rule (Rule 419) which defines a blank-check company as (i) a development stage company, that is (ii) offering penny stock, as defined by Rule 3a51-1, and (iii) that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies. Certain jurisdictions may have definitions that are more restrictive than Rule 419. We have been informed that the Securities and Exchange Commission has cautioned that "it will scrutinize registered offerings for attempts to create the appearance that the registrant... has a specific business plan, in an effort to avoid the application of Rule 419." Provisions of Rule 419 apply to every registration statement filed under the Securities Act of 1933, as amended, relating to an offering by a blank-check company. We have never filed a registration statement under the Securities Act of 1933, as amended.

     If we are later determined to be a so-called "blank check" company, it would be necessary for the Company to file a registration statement under the Securities Act of 1933, as amended, prior to the resale of the Common Stock, unless there exists a transactional or security exemption for such sale under the Securities Act of 1933, as amended or under Title 11 of the U.S. Code. Current shareholders and persons who desire to purchase the Common Stock in any trading market that may develop in the future, should be aware that we are under no obligation to register the shares on behalf of our shareholders under the Securities Act of 1933, as amended.

     The Company's officers, directors and majority shareholder have expressed their intentions not to engage in any transactions with respect to the Company's Common Stock except in connection with or following a business combination resulting in us no longer being defined as a blank check issuer. Any transactions in our Common Stock by said shareholders will require compliance with the registration requirements under the Securities Act of 1933, as amended.

20. Our Common Stock will be subject to significant restriction on resale due to federal penny stock restrictions.

     The Securities and Exchange Commission has adopted rules that regulate broker or dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker or dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker or dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker or dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The penny stock rules also require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker or dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

     These disclosure requirements will have the effect of reducing the level of trading activity in any secondary market for our stock, and accordingly, shareholders of our Common Stock will find it difficult to sell their securities, if at all.

ITEM 2. FINANCIAL INFORMATION

SELECTED FINANCIAL DATA

     The Company was organized on December 30, 2010 and therefore no significant historical financial information exists. The Company's statement of operations for the period from December 30, 2010 (inception) through March 31, 2011 reflects the following:

                         Revenues               $   0
                         Expenses                 256
                                                -----
                         Profit (Loss)          $(256)
                                                =====

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     1) Liquidity: The Company had $4,862 in cash and no other liquid assets at March 31, 2011. It is anticipated that we will incur nominal expenses in the implementation of the business plan described herein. Because we have limited cash with which to pay these anticipated expenses, the two officers of the Company have agreed to pay these charges with their personal funds, as interest free loans to the Company or as capital contributions. However, this is a voluntary agreement; our two officers are not contractually obligated to pay these expenses. No loans have been made as of the date hereof.

     2) Capital Resources: As noted above, the Company has limited capital resources but will rely upon interest free loans or capital contributions from our two officers to meet its needs.

     3) Results of Operations: As noted above, the Company was recently organized and has conducted no operations other than organizational efforts and the preparation of this Form 10 and the audit of its financial statements.

     4) Off-Balance Sheet Arrangements: The Company has no off balance sheet arrangements.

INFORMATION ABOUT MARKET RISK

     The Company is not currently subject to fluctuations in interest rates, currency exchange rates, or other financial market risks. Our two officers have agreed to extend loans to the Company as needed to meet obligations, however these will be interest free. The Company has not made any sales, purchases, or commitments with foreign entities which would expose it to currency risks.

ITEM 3. DESCRIPTION OF PROPERTY

     We presently utilize minimal space at 7910 Ivanhoe Avenue, No. 414, La Jolla, California. This space is provided to the Company by our Secretary on a rent free basis, and it is anticipated that this arrangement will remain until such time as the Company successfully consummates a joint venture, merger, acquisition or other business combination. Management believes that this arrangement will meet the Company's needs for the foreseeable future.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(A) SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.

        The following table sets forth the security and beneficial ownership for each class of our equity securities for any person who is known to be the beneficial owner of more than five (5%) percent of the Company.

                              Name and                  Amount and
                             Address of                 Nature of
                             Beneficial                 Beneficial     Percent
Title of Class                 Owner                      Owner        of Class
--------------                 -----                      -----        --------

Common         Ali Balaban                              6,000,000       53.7%
               Ayazaga Maslak Yolu No: 5/A Kat: 3
               Maslak, Sisli 34396  Istanbul-TURKEY

Common         Daniel Masters                           4,000,000       35.8%
               7910 Ivanhoe Ave., #414
               La Jolla, CA 92037

     The remaining 1,180,000 shares of the Company's outstanding common stock are held by 47 persons, no one of which is known to be the beneficial owner of five percent (5%) or more of the Company's common shares. There are, as of the date hereof, a total of 11,180,000 common shares issued and outstanding and no preferred shares issued or outstanding.

(B) SECURITY OWNERSHIP OF MANAGEMENT.

     The following table sets forth the ownership for each class of equity securities of the Company owned beneficially and of record by all of our directors and officers.

                              Name and                  Amount and
                             Address of                 Nature of
                             Beneficial                 Beneficial     Percent
Title of Class                 Owner                      Owner        of Class
--------------                 -----                      -----        --------

Common         Ali Balaban                              6,000,000       53.7%
               President & Director
               Ayazaga Maslak Yolu No: 5/A Kat: 3
               Maslak, Sisli 34396  Istanbul-TURKEY

Common         Daniel Masters                           4,000,000       35.8%
               Secretary, Treasurer & Director
               7910 Ivanhoe Ave., #414
               La Jolla, CA 92037

Common         Dinesh Perera                              100,000        0.9%
               Director
               67 Alameda Padre Serra
               Santa Barbara, CA 93103

Common         All Officers and Directors              10,100,000       90.34%
               as a Group (three [3] individuals)

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

     Our directors and officers (and promoters, affiliates and control persons) are as follows:

         Name              Age               Position
         ----              ---               --------

     Ali Balaban           42            President/Director

     Daniel Masters        65            Secretary/Treasurer/Director

     Dinesh Perera         51            Director

     The above listed officers and directors will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. Officers of the Company serve at the will of the Board of Directors. There are no agreements or understandings for any officer or director to resign at the request of another person and no officer or director is acting on behalf of or will act at the direction of any other person.

RESUMES

     Ali Balaban, age 42, is President and a Director of the Company. Since 2010 he has been a Director of Yonja Group A.S., the acquirer of Spicy Gourmet Organics, Inc. (SGO) under SGO's bankruptcy plan of reorganization. Yonja sells European and U.S. food supplements and beauty products in Turkey. Mr. Balaban oversees project development at Yonja. Since 2000 he has also been the Chief Financial Officer of Homedrom Direct Response TV International, a retailer of consumer products through direct response television advertising in several European and Asian countries including Germany, Turkey, Ukraine, Kazakhstan, Georgia, Azerbaijan, and Cyprus. Since 2009 he has also been the Managing Director of Unite Technologies, a Ukraine based business which provides IT management services to major GSM (cell phone) network operators and call centers in Easter European countries. Mr. Balaban currently serves as a consultant on European Union policies and programs for IT, especially the E-Content and Sixth Framework Programs which offer grants and funds for European IT companies. Prior to 2000 Mr. Balaban was an executive at a leading software outsourcing company and at an apparel manufacturer. He earned his BA in Business Administration and his MA in Strategy from Universite Paul Valery in Montpellier, France and an MBA in International Business from UCLA.

     Daniel Masters, age 65, is Secretary, Treasurer, and a Director of the Company. He is also an attorney practicing business law with an emphasis on corporate reorganizations. Before establishing his current law practice in 2002, Mr. Masters served as an independent investment banker and corporate finance consultant from 1990 to 2002. Between 1978 and 1989 he worked as an investment banker with L.F. Thompson & Co. and at Capital Technology Group; as Vice President for Finance with the Trilon Group, a private holding company with over a billion dollars in assets; and as President of Golden Gate Capital, a venture capital group. Prior to 1978 Mr. Masters held positions as a legislative aid on the staff of the U.S. Congress and as executive assistant to the President of the University of California. Mr. Masters received his Bachelor of Arts Degree (A.B.) from Harvard University and a Juris Doctorate (J.D.) from Thomas Jefferson School of Law where he served on the Editorial Board of the Law Review.

     Dinesh Perera, age 51, was the President of Spicy Gourmet Organics Inc.
(SGO) from 2006 until 2010. SGO filed a petition for bankruptcy under Chapter 11 in 2010 and the confirmed plan of reorganization provided for the incorporation of this Issuer. He has been a Director of the Issuer since it was established on December 30, 2010. He is also the President of Santa Barbara Organic Spice Company, Inc., a retailer of organic spices, which he formed in December, 2010. From 2000 to 2005 he was the manager of the Arati Store in New York, a retailer of health foods, herbal supplements, books, and related products. From 1996 to 2000 he owned and managed a business which sold sunglasses wholesale to stores in California, Hawaii, and Texas. From 1986 to 1996 he was an independent auto insurance agent in California, and from 1978 to 1986 he worked as an engineer with British Aerospace Corp. in London. Mr. Perera attended an aerospace trade school in Britain and Santa Monica College in California.

OTHER OFFERINGS

     Daniel Masters is currently President and a Director of MedBook World, Inc. and of Three Shades For Everybody, Inc. MedBook World is currently a shell company, and Three Shades For Everybody was formerly a shell company but is currently in the business of selling art and collectibles. Neither Mr. Balaban nor Mr. Perera are currently directors or officers of any other publicly traded companies or SEC registrants, nor have they been involved with any other blank check or shell companies in the past.

CONFLICTS OF INTEREST

     As noted immediately above, Mr. Masters is an officer and director of another shell company in search of a business combination opportunity. Since this is the exact same business as that in which this Issuer is engaged, there is a potential conflict of interest in determining which company should be presented with an acquisition opportunity. Mr. Masters has agreed to present all opportunities which come directly to him to both companies at the same time, and he has agreed that opportunities presented to the Company by either of the other Directors will not be presented by him to MedBook World unless this Company first rejects the opportunity.

     As noted above, the Company's two officers, Mr. Balaban and Mr. Masters have agreed that they will pay the Company's anticipated operating expenses with their personal funds, making interest free loans to the Company or capital contributions. Our two officers believe that because they are shareholders their primary interest is in finding a business combination candidate that will bring greater value to their shares and to all shareholders. However, to the extent they have made loans to the Company, the only opportunity which they have for repayment of these loans will be from a prospective merger or acquisition candidate. This may result in a conflict of interest as the officers may prefer a merger candidate which will repay their loans over one which will not.

     Also as noted above, all three of the Company's directors have other employment and, therefore, there is a potential conflict of interest in the time which the officers and directors devote to this Company and to their other employment. We do not currently have an agreement as to the amount of time that will be devoted to the Company's affairs, however our three directors have stated that they will devote such time as they believe necessary to seeking out potential business combination targets for the Company, and they currently expect to devote from one to five hours per week to this search after this registration statement becomes effective.

     The officers and directors are, so long as they are officers or directors of the Company, subject to the restriction that all opportunities contemplated by the Company's plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to the Company. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. However, all directors may still individually take advantage of opportunities if the Company should decline to do so.

ITEM 6. EXECUTIVE COMPENSATION

     None of our three directors has received any compensation for services rendered to the Company since its inception, nor are there any agreements in place or contemplated to provide compensation to any officer or director.

     None of our three directors will receive any finders fee, either directly or indirectly, as a result of their respective efforts to implement the Company's business plan outlined herein and/or identify or negotiate a merger or acquisition for the Company.

     We have no retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of our officers and directors, and we have no employees.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     There have been no related party transactions, or any other transactions or relationships required to be disclosed. There are no promoters except to the extent the three Directors of the Company may be considered to be promoters because of their involvement with the bankruptcy plan of reorganization calling for the creation of this Issuer and because of their ownership of shares in the Issuer.

     The two officers of the Company have agreed to provide the necessary funds, without interest, for the Company to comply with the 1934 Act provided that the lender is an officer of the Company when the obligation is incurred. All advances are interest-free and there is no contractual obligation requiring the two officers to provide these funds.

ITEM 8. LEGAL PROCEEDINGS

     There is no litigation pending or threatened by or against the Company.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(A) MARKET PRICE.

     There is no trading market for our Common Stock at present and there has been no trading market to date. We do not have a trading symbol. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. The Company intends to request a broker-dealer to make application to Finra to have the Company's securities traded on the OTC Bulletin Board System or published, in print and electronic media, or either, in the Pink Sheets, LLC ("Pink Sheets"), however there is no assurance that a broker-dealer will agree to make such application or, if one does, that Finra will provide us with a symbol.

     The Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     For the initial listing in the NASDAQ SmallCap market, a company must have net tangible assets of $4 million or market capitalization of $50 million or a net income (in the latest fiscal year or two of the last fiscal years) of $750,000, a public float of 1,000,000 shares with a market value of $5 million. The minimum bid price must be $4.00 and there must be 3 market makers. In addition, there must be 300 shareholders holding 100 shares or more, and the company must have an operating history of at least one year or a market capitalization of $50 million.

     For continued listing in the NASDAQ SmallCap market, a company must have net tangible assets of $2 million or market capitalization of $35 million or a net income (in the latest fiscal year or two of the last fiscal years) of $500,000, a public float of 500,000 shares with a market value of $1 million. The minimum bid price must be $1.00 and there must be 2 market makers. In addition, there must be 300 shareholders each holding 100 shares or more.

     Our three directors intend to strongly consider undertaking a transaction with a merger or acquisition candidate that will allow the Company's securities to be traded on NASDAQ or some other national market. However, there can be no assurance that, upon a successful merger or acquisition, the Company will qualify its securities for listing on NASDAQ or some other national exchange, or, if it does, that it will be able to maintain the maintenance criteria necessary to insure continued listing. The failure of the Company to qualify its securities or to meet the relevant maintenance criteria after such qualification in the future may result in the inability of the Company's securities to trade on a national exchange. In such events, trading, if any, in the Company's securities may then continue in the non-NASDAQ over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities.

(B) HOLDERS.

     There are forty-nine (49) shareholders of record of the Company's Common Stock. Forty-seven (47) of these shareholders received their shares as a result of the bankruptcy of Spicy Gourmet Organics, Inc. (SGO). In that case the

Bankruptcy Court for the Central District of California ordered certain shares of the Company's stock to be distributed to the creditors of SGO. The shares were distributed under an exemption from registration provided by Section 1145 of Title 11 of the U.S. Code (the Bankruptcy Code).

(C) DIVIDENDS.

     The Company has not paid any cash dividends to date, and has no plans to do so in the immediate future.

(D) SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS.

     The Company has not authorized the issuance of any securities under any compensation plan.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

(A) SECURITIES ISSUED IN BANKRUPTCY.

     1,180,000 shares of our common stock were distributed to 47 shareholders by order of the U.S. Bankruptcy Court for the Central District of California as part of the confirmed Plan of Reorganization of Spicy Gourmet Organics, Inc. (the "Debtor"). The Debtor was engaged in various phases of the spice business including the import of spices from South Asia into the U.S. The Court ordered the incorporation of the Issuer, the assignment to it of the spice import aspect of the Debtor's business, and ordered the Issuer's securities to be distributed to creditors of the Debtor in partial satisfaction of their claims against the Debtor and in order to enhance the creditors' opportunity for recovery.

     5,000,000 warrants to purchase shares of our common stock were also distributed to creditors of the Debtor as part of the confirmed Plan of Reorganization. The warrants consist of 1,000,000 "A Warrants" each convertible into one share of common stock at an exercise price of $3.00; 1,000,000 "B Warrants" each convertible into one share of common stock at an exercise price of $4.00; 1,000,000 "C Warrants" each convertible into one share of common stock at an exercise price of $5.00; 1,000,000 "D Warrants" each convertible into one share of common stock at an exercise price of $6.00; and 1,000,000 "E Warrants" each convertible into one share of common stock at an exercise price of $7.00. All warrants are currently exercisable and may be exercised at any time prior to November 19, 2015.

     The issuance of the 1,180,000 shares of common stock and the 5,000,000 warrants to purchase a total of 5,000,000 shares of common stock were issued in exchange for claims against the estate of the Debtor and were exempt from registration under the Securities Act of 1933, as amended, because they were issued under section 1145 of the Bankruptcy Code (Title 11 of the U.S. Code). In addition, we may have also relied upon section 3(a)(7) of the Securities Act of 1933 as a transaction ordered by a court as part of a bankruptcy reorganization.

(B) SECURITIES ISSUED IN A PRIVATE PLACEMENT.

     On March 29, 2011 the Company issued 10,000,000 restricted shares of its common stock to its two officers, 6,000,000 shares to its President, Ali Balaban, and 4,000,000 shares to its Secretary/Treasurer, Daniel Masters, all at par value (0.0001 per share) for total consideration of $5,000. We relied upon
Section 4(2) of the Securities Act of 1933, as amended for the above issuance. We believed that Section 4(2) was available because:

     - The issuance involved no underwriter, underwriting discounts or commissions;
     -    We placed restrictive legends on all certificates issued;
     -    No sales were made by general solicitation or advertising;
     -    Sales were made only to accredited investors.

     In connection with the above transactions, we provided the following to the investor:

     -    Access to all our books and records.
     - Access to all material contracts and documents relating to our operations.
     - The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The Company's authorized capital stock consists of 100,000,000 Common Shares, par value $0.0001 per share, and 20,000,000 Preferred Shares, par value $0.0001 per share. We have no other class of equity securities authorized, and we have no debt securities presently authorized. We have 11,180,000 Common Shares issued and outstanding as of the date of this filing and no Preferred Shares issued and outstanding as of the date of this filing. We also have warrants outstanding which are convertible into an additional 5,000,000 Common Shares. The warrants are currently exercisable and may be exercised at any time prior to November 19, 2015.

     All shares of our Common Stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of Common Stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully-paid and non-assessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of Common Stock represented at any meeting at which a quorum is present will be able to elect the entire Board of Directors if they so choose and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any directors. In the event of liquidation of the Company, each shareholder is entitled to receive a proportionate share of the Company's assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of the Company's Common Stock issued and outstanding are fully-paid and non-assessable. Holders of the Common Stock are entitled to share pro rata in dividends and distributions with respect to the Common Stock, as may be declared by the Board of Directors out of funds legally available therefor. Our Board of Directors is authorized to issue our Preferred Stock in series and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof.

     In addition to the 11,180,000 Common Shares which we currently have outstanding there are 5,000,000 warrants outstanding, each of which is convertible into one share of our Common Stock. These consist of 1,000,000 "A Warrants" each convertible in to one share of common stock at an exercise price of $3.00; 1,000,000 "B Warrants" each convertible in to one share of common stock at an exercise price of $4.00; 1,000,000 "C Warrants" each convertible in to one share of common stock at an exercise price of $5.00; 1,000,000 "D Warrants" each convertible in to one share of common stock at an exercise price of $6.00; and 1,000,000 "E Warrants" each convertible in to one share of common stock at an exercise price of $7.00. All of the warrants are currently exercisable; they will expire if unexercised on November 19, 2015 unless extended by vote of the Board of Directors. All of these warrants were issued to creditors of Spicy Gourmet Organics, Inc. (SGO) by order of the Bankruptcy Court as part of the Chapter 11 Plan of Reorganization of SGO. The warrants were distributed under an exemption from registration provided by Section 1145 of Title 11 of the U.S. Code.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Except for acts or omissions which involve intentional misconduct, fraud or known violation of law, there shall be no personal liability of a director or officer to the Company, or to its stockholders for damages for breach of fiduciary duty as a director or officer. The Company may indemnify any person for expenses incurred, including attorneys fees, in connection with their good faith acts if they reasonably believe such acts are in and not opposed to the best interests of the Company and for acts for which the person had no reason to believe his or her conduct was unlawful. The Company may indemnify the officers and directors for expenses incurred in defending a civil or criminal action, suit or proceeding as they are incurred in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount of such expenses if it is ultimately determined by a court of competent jurisdiction in which the action or suit is brought that such person is not fairly and reasonably entitled to indemnification for such expenses.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     The Company's audited financial statements are attached hereto.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     There are no disagreements with the findings of our accountant.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

     The Company's audited financial statements as of March 31, 2011 are filed herewith.

     Exhibit:

     3.1      Articles of Incorporation          Filed herewith

     3.2      Bylaws                             Filed herewith

     4.1      Form of "A" Warrant Agreement      Filed herewith

     4.2      Form of "B" Warrant Agreement      Filed herewith

     4.3      Form of "C" Warrant Agreement      Filed herewith

     4.4      Form of "D" Warrant Agreement      Filed herewith

     4.5      Form of "E" Warrant Agreement      Filed herewith

     23.1     Consent of Stan J. H. Lee, CPA     Filed herewith

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 7, 2011                   ORGANIC SPICE IMPORTS, INC.


                                      By: /s/ Ali Balaban
                                         ---------------------------------
                                         Ali Balaban
                                         President, CEO and Director


                                      By: /s/ Daniel Masters
                                         ---------------------------------
                                         Daniel Masters
                                         CFO, Secretary, and Director

                           ORGANIC SPICE IMPORTS, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                 MARCH 31, 2011

CONTENTS

     Independent Auditors' Report                                            F-1

     Balance Sheet - Assets and Liabilities and Stockholders' Equity         F-2

     Statement of Operations                                                 F-3

     Statement of Changes in Stockholders' Equity                            F-4

     Statement of Cash Flows                                                 F-5

     Notes to Financial Statements                                           F-6

                               Stan J.H. Lee, CPA
             2160 North Central Rd. Suite 203 * Fort Lee * NJ 07024
                  P.O. Box 436402 * San Diego * CA 92143-9402
           619-623-7799 * Fax 619-564-3408 * E-mail) stan2u@gmail.com


            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Organic Spice Imports, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Organic Spice Imports, Inc. as of March 31, 2011, and the related statements of operation, shareholders' equity (deficit) and cash flows for the period from December 30, 2010 (inception date) to March 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ORGANIC SPICE IMPORTS, INC. as of March 31, 2011, and the results of its operation and its cash flows for the period aforementioned in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the note 3 to the financial statements, the Company has not established any source of revenue to cover its operating costs, and losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Stan J.H, Lee, CPA
----------------------------------
Stan J.H. Lee, CPA
April 7, 2011
Fort Lee, NJ, 07024




      Registered with the Public Company Accounting Oversight Board Member of New Jersey Society of Certified Public Accountants
          Registered with Canadian Public Accountability Board

                           ORGANIC SPICE IMPORTS, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                 March 31, 2011

                                                                     As of
                                                                 March 31, 2011
                                                                 --------------
ASSETS

Assets
  Cash                                                              $  4,862
                                                                    --------

      TOTAL ASSETS                                                  $  4,862
                                                                    ========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

      TOTAL LIABILITIES                                             $     --

STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, $0.0001 par value:
   100,000,000 shares authorized,
   11,180,000 shares issued and outstanding
   as of March 31, 2011                                                1,118
  Preferred stock, $0.0001 par value:
   20,000,000 shares authorized,
   no shares issued and outstanding
   as of March 31, 2011                                                   --
  Additional paid in capital                                           4,000
  Deficit accumulated during the development stage                      (256)
                                                                    --------

      TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                             3,744
                                                                    --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                      $  4,862
                                                                    ========


                        See Notes to Financial Statements

                           ORGANIC SPICE IMPORTS, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
                                 March 31, 2011

                                                                  Period From
                                                               December 30, 2010
                                                                 (Inception) to
                                                                 March 31, 2011
                                                                 --------------

REVENUE                                                           $        --
                                                                  -----------
      Total Revenue                                                        --

EXPENSES
  Organizational Exps                                                     256
  General & Admin Exps
                                                                  -----------
  Operating Expenses                                                      256
                                                                  -----------

OPERATING INCOME (LOSS)                                                  (256)

OTHER INCOME (EXPENSE)
  Current Income Tax                                                       --
  Income Tax Benefit                                                       --
                                                                  -----------

NET INCOME (LOSS)                                                 $      (256)
                                                                  ===========

Basic & Diluted (Loss) per Share                                        (0.00)
                                                                  -----------
Weighted average number of common shares
 outstanding                                                       11,180,000


                        See Notes to Financial Statements

                           ORGANIC SPICE IMPORTS, INC.
                          (A Development Stage Company)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
              From inception, December 30, 2010, to March 31, 2011

                                                                               Accumulated
                                                                 Additional     During the        Total
                                          Common Stock            Paid-in      Development    Stockholders
                                      Shares         Amount       Capital         Stage          Equity
                                      ------         ------       -------         -----          ------
Common Stock Issued Per Court
 Order December 30, 2010            1,180,000       $   118       $     0        $   --         $   118

Common Stock Issued To Officers
 March 29, 2011                    10,000,000         1,000         4,000                         5,000

Net loss for period Ended
 March 31, 2011                                                                    (256)           (256)
                                   ----------       -------       -------        ------         -------

Balance, March 31, 2011            11,180,000       $ 1,118       $ 4,000        $ (256)        $ 4,862
                                   ==========       =======       =======        ======         =======


                        See Notes to Financial Statements

                           ORGANIC SPICE IMPORTS, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                                 March 31, 2011

                                                                  Period From
                                                               December 30, 2010
                                                                 (Inception) to
                                                                 March 31, 2011
                                                                 --------------

CASH FLOWS FROM  OPERATING ACTIVITIES
  Net Income (Loss)                                                 $  (256)
                                                                    -------
  Adjustments to reconcile net income (loss)
   to net cash (used in) operations                                      --

  Changes in operating assets and liabilities                            --
                                                                    -------

NET CASH PROVIDED BY  (USED IN) OPERATIONS                             (256)
                                                                    -------
CASH FLOWS FROM INVESTING ACTIVITIES

NET CASH PROVIDED BY INVESTING ACTIVITIES                                --
                                                                    -------

CASH FLOWS FROM FINANCING ACTIVITIES
  Common stock issuance for cash                                      5,000
  Common stock issued for expense                                       118
                                                                    -------

NET CASH PROVIDED BY FINANCING ACTIVITIES                             5,118
                                                                    -------
NET INCREASE (DECREASE)                                               4,862
                                                                    -------

CASH BEGINNING OF PERIOD                                                 --
                                                                    -------

CASH END OF PERIOD                                                  $ 4,862
                                                                    =======
NON-CASH INVESTING & FINANCING ACTIVITIES
  Common stock issued per Bankruptcy Court Order                    $   118
                                                                    =======
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Interest paid                                                     $    --
  Income taxes paid                                                 $    --


                        See Notes to Financial Statements

                           ORGANIC SPICE IMPORTS, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 March 31, 2011


NOTE 1. NATURE AND BACKGROUND OF BUSINESS

Organic Spice Imports, Inc. ("the Company" or "the Issuer") was organized under the laws of the State of Delaware on December 30, 2010. The Company was established as part of the Chapter 11 reorganization of Spicy Gourmet Organics, Inc. ("SGO"). Under SGO's Plan of Reorganization, as confirmed by the U.S. Bankruptcy Court for the Central District of California, the Company was incorporated to: (1) receive and own any interest which SGO had in the development of an organic spice importing business; and (2) issue shares of its common stock to SGO's general unsecured creditors, to its administrative creditors, and to its shareholder. The Company has been in the development stage since its formation and has not yet realized any revenues from its planned operations.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a March 31 year-end.

BASIS OF PRESENTATION - DEVELOPMENT STAGE COMPANY

The Company is a development stage company as defined by ASC 915-10-05, "Development Stage Entity." The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

b. BASIC EARNINGS PER SHARE

The Company computes net income (loss) per share in accordance with the FASB Accounting Standards Codification ("ASC"). The ASC specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock.

Basic net earnings (loss) per share amounts are computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

c. ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d. CASH and CASH EQUIVALENT

For the Balance Sheet and Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents.

e. REVENUE RECOGNITION

The Company recognizes revenues and the related costs when persuasive evidence of an arrangement exists, delivery and acceptance has occurred or service has been rendered, the price is fixed or determinable, and collection of the resulting receivable is reasonably assured. Amounts invoiced or collected in advance of product delivery or providing services are recorded as deferred revenue. The Company accrues for warranty costs, sales returns, bad debts, and other allowances based on its historical experience.

f. STOCK-BASED COMPENSATION

The Company records stock-based compensation in accordance with the FASB Accounting Standards Classification using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

g. INCOME TAXES

Income taxes are provided in accordance with the FASB Accounting Standards Classification. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

h. IMPACT OF NEW ACCOUNTING STANDARDS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

NOTE 3. GOING CONCERN

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have significant cash or other material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The officers and directors have committed to advancing certain operating costs of the Company.

NOTE 4. STOCKHOLDERS' EQUITY COMMON STOCK

The authorized share capital of the Company consists of 100,000,000 shares of common stock with $0.0001 par value, and 20,000,000 shares of preferred stock also with $0.0001 par value. No other classes of stock are authorized.

COMMON STOCK: As of March 31, 2011, there were a total of 11,180,000 common shares issued and outstanding.

The Company's first issuance of common stock, totaling 1,180,000 shares, took place on December 30, 2010 pursuant to the Chapter 11 Plan of Reorganization confirmed by the U.S. Bankruptcy Court in the matter of Spicy Gourmet Organics, Inc. ("SGO"). The Court ordered the distribution of shares in Organic Spice Imports, Inc. to all general unsecured creditors of SGO, with these creditors to receive their PRO RATA share (according to amount of debt held) of a pool of

80,000 shares in the Company. The Court also ordered the issuance of 100,000 shares in the Company to the sole shareholder of SGO. The Court also ordered the distribution of 1,000,000 shares in the Company to the administrative creditors of SGO; these creditors received one share of common stock in the Company for each $0.05 of SGO's administrative debt which they held.

The Court also ordered the distribution of warrants in the Company to all administrative creditors of SGO, with these creditors to receive five warrants in the Company for each $0.05 of SGO's administrative debt which they held. These creditors received an aggregate of 5,000,000 warrants consisting of 1,000,000 "A Warrants" each convertible into one share of common stock at an exercise price of $3.00; 1,000,000 "B Warrants" each convertible into one share of common stock at an exercise price of $4.00; 1,000,000 "C Warrants" each convertible into one share of common stock at an exercise price of $5.00; 1,000,000 "D Warrants" each convertible into one share of common stock at an exercise price of $6.00; and 1,000,000 "E Warrants" each convertible into one share of common stock at an exercise price of $7.00. All warrants are exercisable at any time prior to November 19, 2015. This warrant distribution also took place on December 30, 2010.

On March 29, 2011 the Company's two officers acquired a total of 10,000,000 common shares from the Issuer in a private placement. The shares were purchased at the price of $0.0005 per share for a total of $5,000.

As a result of these issuances there were a total 11,180,000 common shares issued and outstanding, and a total of 5,000,000 warrants to acquire common shares issued and outstanding, at March 31, 2011.

PREFERRED STOCK: The authorized share capital of the Company includes 20,000,000 shares of preferred stock with $0.0001 par value. As of March 31, 2011 no shares of preferred stock had been issued and no shares of preferred stock were outstanding.

NOTE 5. INCOME TAXES

The Company has had no business activity and made no U.S. federal income tax provision since its inception on December 30, 2010.

NOTE 6. RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 7. WARRANTS AND OPTIONS

On December 30, 2010 (inception), the Company issued 5,000,000 warrants exercisable into 5,000,000 shares of the Company's common stock. These warrants were issued per order of the U.S. Bankruptcy Court in the matter of Spicy Gourmet Organics, Inc. ("SGO") to the administrative creditors of SGO. These creditors received an aggregate of 5,000,000 warrants consisting of 1,000,000 "A Warrants" each convertible into one share of common stock at an exercise price of $3.00; 1,000,000 "B Warrants" each convertible into one share of common stock at an exercise price of $4.00; 1,000,000 "C Warrants" each convertible into one share of common stock at an exercise price of $5.00; 1,000,000 "D Warrants" each convertible into one share of common stock at an exercise price of $6.00; and 1,000,000 "E Warrants" each convertible into one share of common stock at an exercise price of $7.00. All warrants are exercisable at any time prior to November 19, 2015. As of the date of this report, no warrants have been exercised.

NOTE 8. COMMITMENT AND CONTIGENTCY

There is no commitment or contingency to disclose during the period ended March 31, 2011.

NOTE 9.  SUBSEQUENT EVENTS

The Company has performed an evaluation of subsequent events in accordance with ASC Topic 855 and the Company is not aware of any subsequent events which would require recognition or disclosure in the financial statements.